UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 30, 2004
(Date of earliest event reported)

3M COMPANY
(Exact name of registrant as specified in its charter)

File No. 1-3285
(Commission File Number)

Delaware	41-0417775
(State of incorporation)	(I.R.S. Employer
Identification Number)
3M Center	55144-1000
St. Paul, Minnesota	(Zip Code)

(Address of principal executive offices)

Registrant’s telephone, including area code:
(651) 733-1110

ITEM 5.   OTHER EVENTS.

        The United States Supreme Court has denied 3M’s petition to review an appeals court ruling in the federal antitrust case LePage’s v. 3M.

        As previously reported, the United States Court of Appeals for the Third Circuit in the first quarter of 2003 affirmed a jury verdict against 3M rendered in 1999 in the claim brought in 1997 by LePage’s, Inc., a transparent tape competitor of 3M. 3M petitioned the Supreme Court to review the Third Circuit’s ruling.

        LePage’s claim focused on specific bundled rebate programs involving transparent tape and other products. 3M discontinued such programs at the end of 1999.

        3M recorded a non-recurring charge of $93 million (pre-tax) in the first quarter of 2003 to reflect the Third Circuit’s ruling, with interest through March 31, 2003, and attorneys’ fees and costs expected to be awarded to LePage’s.

        The Supreme Court’s ruling on 3M’s petition essentially concludes LePage’s lawsuit against 3M.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY
By: /s/ Gregg M. Larson
Gregg M. Larson, Secretary

Dated: June 30, 2004